Exhibit T3A7

Form 201 (Revised 1/06)		This space reserved for office use.
Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709	**Certificate of Formation For-profit Corporation**	FILED In the Office of the Secretary of State of Texas JUN 18 2009 Corporations Section
Filing Fee: $300		

Article 1 – Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

Heckmann Water Resources Corporation

The name must contain the word "corporation," "company," "incorporated," "limited" or an abbreviation of one of these terms.

Article 2 – Registered Agent and Registered Office

(Select and complete either A or B and complete C)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
350 N Saint Paul Street	Dallas	TX	75206

Article 3 – Directors

(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

First Name	M.I.	Last Name			Suffix
Donald	G	Ezzell			
Street or Mailing Address	**City**	**State**		**Zip Code**	**Country**
75080 Frank Sinatra Dr.	Palm Desert	CA		92211	USA

Form 201 4

Director 2					
First Name	*M.I.*	*Last Name*			*Suffix*
Street or Mailing Address	*City*		*State*	*Zip Code*	*Country*

Director 3					
First Name	*M.I.*	*Last Name*			*Suffix*
Street or Mailing Address	*City*		*State*	*Zip Code*	*Country*

Article 4 – Authorized Shares

(Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is: 1000

☒ A. The par value of each of the authorized shares is: $0.001

OR

☐ B. The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Form 201

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Organizer

The name and address of the organizer:

Donald G Ezzell
Name

75080 Frank Sinatra Drive	Palm Desert	CA	92211
Street or Mailing Address	*City*	*State*	*Zip Code*

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

____

____

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 06/10/2009

Donald G. Ezzell
Signature of organizer

Form 201

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Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 801136519 04/19/2010 Document #: 304538403964 Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

Heckmann Water Resources Corporation

The entity’s filing number is 801136519

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N. St. Paul St., Dallas, TX 75201

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul St., Ste. 2900, Dallas, TX 75201-4234

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 04/19/2010

CT Corporation System

Name of Registered Agent

Kenneth Uva, Vice President

Signature of Registered Agent

FILING OFFICE COPY

Form 503 (Revised 09/09) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 **Filing Fee: $25**	**Assumed Name Certificate**	This space reserved for office use. FILED In the Office of the Secretary of State of Texas APR 07 2011 Corporations Section

Assumed Name

1. The assumed name under which the business or professional service is, or is to be, conducted or rendered is: HWR

Entity Information

2. The legal name of the entity filing the assumed name is:

Heckmann Water Resources Corporation

State the name of the entity as currently shown in the records of the secretary of state or on its organizational documents, if not filed with the secretary of state.

3. The entity filing the assumed name is a: (Select the appropriate entity type below.)

- ☒ For-profit Corporation
- ☐ Nonprofit Corporation
- ☐ Professional Corporation
- ☐ Professional Association
- ☐ Limited Liability Company
- ☐ Limited Partnership
- ☐ Limited Liability Partnership
- ☐ Cooperative Association
- ☐ Other ______

Specify type of entity. For example, foreign real estate investment trust, state bank, insurance company, etc.

4. The file number, if any, issued to the entity by the secretary of state is: 0801136519

5. The state, country, or other jurisdiction of formation of the entity is: Texas

6. The registered office or similar office address of the entity in its jurisdiction of formation is:

350 N. St. Paul Street, Suite 2900
Street Address

Dallas, TX 75201-4234 | USA
City | *State* | *Country* | *Zip or Postal Code*

7. The entity's principal office address in Texas is: (See instructions.)

100 E. Ferguson Street, Suite 1212 | Tyler | TX | 75707
Street Address | *City* | *Zip or Postal Code*

8. The entity is not organized under the laws of Texas and is not required by law to maintain a registered agent and registered office in Texas. Its office address outside the state is:

Street Address | *City* | *State* | *Zip or Postal Code*

Form 503

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Period of Duration

☒ 9a. The period during which the assumed name will be used is 10 years from the date of filing with the secretary of state.

OR

☐ 9b. The period during which the assumed name will be used is _____ years from the date of filing with the secretary of state (not to exceed 10 years).

OR

☐ 9c. The assumed name will be used until ____________________ (not to exceed 10 years).
mm/dd/yyyy

County or Counties in which Assumed Name Used

10. The county or counties where business or professional services are being or are to be conducted or rendered under the assumed name are:

☒ All counties

☐ All counties with the exception of the following counties: ____________________

☐ Only the following counties: ____________________

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and also certifies that the person is authorized to sign on behalf of the identified entity. If the undersigned is acting in the capacity of an attorney in fact for the entity, the undersigned certifies that the entity has duly authorized the undersigned in writing to execute this document.

Date: March 31, 2011

Damian C. Georgino, Vice President and Secretary

Signature of a person authorized by law to sign on behalf of the identified entity (see instructions)

Form 503

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Form 623 (Revised 05/11) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 **Filing Fee: see instructions**	**Parent-Subsidiary Certificate of Merger Business Organizations Code**	This space reserved for office use. FILED In the Office of the Secretary of State of Texas SEP 02 2011 Corporations Section

Parties to the Merger

Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.

The name, organizational form, and state of incorporation or organization, and file number, if any, issued by the secretary of state for the parent and subsidiary organization(s) are as follows:

Parent

Heckmann Water Resources Corporation
Name of Organization

The organization is a for-profit corporation *Specify organizational form (e.g., for-profit corporation)* It is organized under the laws of

Texas *State* *Country* The file number, if any, is 801136519 *Texas Secretary of State file number*

If not a domestic entity, its registered or principal office address in its jurisdiction of formation is:

Street Address *City* *State* *Country*

Subsidiary 1

Charis Partners, LLC
Name of Organization

The organization is a: limited liability company *Specify organizational form (e.g., for-profit corporation)* It is organized under the laws of:

Texas *State* *Country* The file number, if any, is 800755450 *Texas Secretary of State file number*

If not a domestic entity, its registered or principal office address in its jurisdiction of formation is:

Street Address *City* *State* *Country*

The number of outstanding ownership interests of each class or series and the number and percentage of ownership interests of each class or series owned by the parent organization are as follows:

Number of ownership interests outstanding	*Class*	*Series*	*Number owned by parent*	*Percentage Owned*
100%			100%	100%

☐ The organization will survive the merger. ☒ The organization will not survive the merger.

Subsidiary 2

Name of Organization

The organization is a: *Specify organizational form (e.g., for-profit corporation)* It is organized under the laws of:

Form 623 5

RECEIVED
SEP 02 2011
Secretary of State

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_______________ The file number, if any, is: _______________

State *Country* *Texas Secretary of State file number*

If not a domestic entity, its registered or principal office address in its jurisdiction of formation is:

____

Street Address *City* *State* *Country*

The number of outstanding ownership interests of each class or series and the number and percentage of ownership interests of each class or series owned by the parent organization are as follows:

Number of ownership interests outstanding	*Class*	*Series*	*Number owned by parent*	*Percentage Owned*

☐ The organization will survive the merger. ☐ The organization will not survive the merger.

Subsidiary 3

____

Name of Organization

The organization is a: _______________ It is organized under the laws of:

Specify organizational form (e.g., for-profit corporation)

_______________ The file number, if any, is: _______________

State *Country* *Texas Secretary of State file number*

If not a domestic entity, its registered or principal office address in its jurisdiction of formation is:

____

Street Address *City* *State* *Country*

The number of outstanding ownership interests of each class or series and the number and percentage of ownership interests of each class or series owned by the parent organization are as follows:

Number of ownership interests outstanding	*Class*	*Series*	*Number owned by parent*	*Percentage Owned*

☐ The organization will survive the merger. ☐ The organization will not survive the merger.

Resolution of Merger

☒ A copy of the resolution of merger is attached.

The attached resolution was adopted and approved by the governing authority of the parent organization as required by the laws of its jurisdiction of formation and by its governing documents.

The resolution was adopted by the parent organization on September 1, 2011 mm/dd/yyyy

Organizations Created by Merger

The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the resolution of merger are set forth below. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.

____

Name of New Organization 1 *Jurisdiction* *Entity Type (See instructions)*

____

Principal Place of Business Address *City* *State* *Zip Code*

Form 623

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Name of New Organization 2	*Jurisdiction*	*Entity Type (See instructions)*
Principal Place of Business Address	*City*	*State Zip Code*

Name of New Organization 3	*Jurisdiction*	*Entity Type (See instructions)*
Principal Place of Business Address	*City*	*State Zip*

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: __________

C. ☐ This document takes effect on the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: __________

The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐ Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity.

☒ In lieu of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the parent organization, to execute the filing instrument.

Date: September 1, 2011

Heckmann Water Resources Corporation
Parent Organization Name

[signature]
Signature of authorized person (see instructions)

Damian C. Georgino, Vice President, Secretary & Asst. Treas.
Printed or typed name of authorized person

Form 623

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UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS AND SOLE SHAREHOLDER OF

HECKMANN WATER RESOURCES CORPORATION

The undersigned, being the sole shareholder (the “Shareholder”) and all of the members of the Board of Directors (the “Board”) of Heckmann Water Resources Corporation, a Texas corporation (the “Corporation”), hereby waive the holding of a meeting and notice thereof, and, hereby consent to and adopt the following resolutions pursuant to Section 6.201 of the Texas Business Organizations Code, as amended (the “TBOC”):

I. SHORT FORM MERGER

WHEREAS, the Corporation believes that it will be in its best interest and desires that its wholly-owned subsidiary Charis Partners, LLC, a Texas limited liability company (“Charis”) be merged with and into it pursuant to Section 10.006 of the TBOC, with the Corporation being the surviving entity, upon the terms and conditions set forth herein (the “Merger”); and

WHEREAS, the Corporation is the sole member of Charis.

NOW, THEREFORE, BE IT RESOLVED, Charis shall merge with and into the Corporation, with the Corporation being the surviving entity, and the Corporation shall (i) file these resolutions with the Secretary of State of the State of Texas, (ii) make all other filings or recordings required by the State of Texas in connection with the Merger, and (iii) make any filings or recordings as may be required by the State of Texas in connection with the Merger. The Merger shall become effective as of September __, 2011, upon the filing of these resolutions with the Secretary of State of the State of Texas (the “Effective Date”);

FURTHER RESOLVED, at the Effective Date, Charis (the “Terminating Entity”) shall be merged with and into the Corporation, whereupon the separate existence of the Terminating Entity shall cease, and the Corporation shall be the surviving entity of the Merger (the “Surviving Entity”) in accordance Section 10.008 of the TBOC;

FURTHER RESOLVED, As of the Effective Date, by virtue of the Merger and without any further action on the part of the Surviving Entity or the Terminating Entity, all issued and outstanding membership interests of the Terminating Entity, owned solely by the Surviving Entity, shall automatically be canceled and cease to exist, and no consideration shall be given in exchange therefor;

FURTHER RESOLVED, immediately upon the Effective Date, without limiting the force and effect of any applicable provisions of the TBOC, with respect to the legal effect of the Merger, all the real and personal property rights and interests, privileges, franchises, patents, trade secrets, confidential information, trademarks, licenses, registrations and all other legal rights and assets of every kind and description, whether tangible or intangible, shall be transferred to, vested in and devolve upon the Surviving Entity without further act or deed; and

all property, rights and every other interest of the Surviving Entity and of the Terminating Entity shall be as effectively the property of the Surviving Entity as they theretofore were of the Surviving Entity and the Terminating Entity, respectively. The proper representatives of the Terminating Entity hereby agrees from time to time as and when requested by the Surviving Entity or by its successors and assigns, to use commercially reasonable efforts to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other actions as the Surviving Entity may deem necessary or desirable in order to vest in, and confirm to, the Surviving Entity, title to and possession of any and all property of the Terminating Entity acquired or to be acquired by reason or as a result of the Merger and otherwise to carry out all of the intents and purposes hereof;

FURTHER RESOLVED, immediately upon the Effective Date, without limiting the force and effect of any applicable provisions of the TBOC, with respect to the legal effect of the Merger, all of the contracts and agreements to which the Terminating Entity is a party shall be automatically assumed by the Surviving Entity. Without limiting the generality of the prior sentence, the Surviving Entity shall be bound by, and hereby agrees to honor, the terms and conditions to which the Terminating Entity is subject;

FURTHER RESOLVED, notwithstanding anything to the contrary herein, to the extent that the consummation of the transactions contemplated hereunder and the transfer by the Terminating Entity to the Surviving Entity of any and all of the agreements, contracts or other binding arrangements of the Terminating Entity (collectively, the “Assumed Contracts”) is not permitted or is not permitted without the consent of any other party to such Assumed Contract, this Agreement shall not be deemed to constitute a transfer or an assignment of any such Assumed Contract if such consent is not given or if such transfer or assignment would otherwise constitute a breach of, or cause a loss of contractual benefits under, any such Assumed Contract, and the Corporation shall assume no obligations or liabilities under any such Assumed Contract. The proper representatives of the Terminating Entity shall cooperate with the Corporation following the date hereof in any reasonable arrangement designed to provide the Corporation with the rights and benefits under any such Assumed Contract (subject to the liabilities and obligations related to any such Assumed Contract, which shall be the sole responsibility of the Corporation), including enforcement for the benefit of the Corporation, at the Corporation’s sole cost and expense, of any and all rights of the Terminating Entity against any other party arising out of any breach or cancellation of any such Assumed Contract by such other party and, if requested by the Corporation, acting as an agent on behalf of the Corporation or as the Corporation shall otherwise reasonably require;

FURTHER RESOLVED, if at any time the Terminating Entity shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Entity the title to any property or right of the Terminating Entity, or otherwise to carry out the provisions hereof, the proper representatives of the Terminating Entity as of the Effective Date shall use commercially reasonable efforts to execute and deliver any and all proper deeds, assignments and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Entity, and otherwise to carry out the provisions hereof;

FURTHER RESOLVED, the Certificate of Formation of the Corporation as in effect on the Effective Date, from and after the Effective Date and until further amended as provided by applicable law, shall be, and may be separately certified as, the Certificate of Formation of the Surviving Entity;

FURTHER RESOLVED, this Agreement constitutes the entire agreement by and between the parties hereto with respect to the matters herein contemplated. This Agreement supersedes all previous agreements, negotiations and commitments in respect thereto. This Agreement shall not be changed or modified in any manner, except by mutual consent in a writing of subsequent date signed by the duly authorized representatives of each party hereto at any time prior to the date of filing;

FURTHER RESOLVED, following the receipt of all required approvals of this Agreement by the parties, each of the parties hereto shall immediately execute and deliver to the other party hereto and file with appropriate governmental authorities such instruments as may be reasonably required in connection with the consummation of the Merger contemplated hereby;

FURTHER RESOLVED, this Agreement shall be binding upon and inure to the benefit of all the parties hereto and their respective successors in interest; and

FURTHER RESOLVED, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement and as executed by any of the undersigned, may be transmitted by facsimile machine or electronic portable document format and shall be treated in all manners and respects as an original document and an original signature.

II. GENERAL AUTHORITY

FURTHER RESOLVED, that in connection with the Merger, any officer of the Corporation (each a “Designated Person”) hereby is authorized and directed to execute and deliver on behalf of the Corporation any and all documents he or she deems necessary or advisable to consummate and effect the Merger, including, without limitation, the delivery and filing of these resolutions with the Secretary of State of the State of Texas and any certificates, or other documents relevant or necessary to effect the Merger as the Designated Person deems necessary or advisable, and to do all such other acts and things to consummate and effect the Merger;

FURTHER RESOLVED, that the Designated Person of the Corporation be, and hereby is, authorized, empowered and directed to take such other action as may be necessary or advisable to carry out the intent and purposes expressed in the foregoing resolutions;

FURTHER RESOLVED, that any and all actions heretofore taken by any Designated Person of the Corporation within the terms of any of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation;

FURTHER RESOLVED, that this written consent, as executed by the undersigned, may be transmitted by facsimile machine and shall be treated in all manner and respects as an original document and an original signature; and

FURTHER RESOLVED, that this written consent may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same informal action.

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